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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Simplex Solutions, Inc. of our report dated October 19, 2001 relating to the consolidated financial statements which appears in the Annual Report on Form 10-K of Simplex Solutions, Inc., for the year ended September 30, 2001.


/s/ PricewaterhouseCoopers LLP

San Jose, California
February 12, 2002